SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2012 (March 23, 2012)

SUNRISE REAL ESTATE GROUP, INC.

(Exact name of registrant as specified in its charter)

Texas	000-32585	75-2713701
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

(Address of principal executive offices)

No. 638, Hengfeng Road 25th Fl, Building A

Shanghai, PRC 200070

Registrant's telephone number, including area code + 86-21-6167-2800

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(1) Effective March 23, 2012, Mr. Liu Zhen Yu resigned as the Chief Financial Officer (“CFO”) of Sunrise Real Estate Group, Inc. (the “Company”). His resignation was not due to any disagreement with the Company or its management regarding any matter relating to the Company’s operations, policies or practices.

(2) On March 23, 2012, the Company appointed Mrs. Wang Wen Hua as the interim CFO, who will hold the office from March 23 to April 15, 2012.

Mrs. Wang, 46 years old, has been with the Company, specifically the Company’s subsidiary, Shanghai Xi Ji Yang, since its inception more than 10 years ago. She started with the Company as a financial manager and later as a senior comptroller since 2011.

Family Relationships

No family relationships exist between any of the directors or executive officers of the Company with Mrs. Wang.

Certain Related Transactions and Relationships

Mrs. Wang's salary for 2011 was $30,194 and will remain so for 2012. The Company has not been party to any transaction or any currently proposed transaction with Mrs. Wang in which the Company was or will be a participant and where the amount involved exceeds $120,000, and in which Ms. Wang had or will have a direct or indirect material interest. Mrs. Wang has no other reportable relationships with the Company or its affiliates.

(3) On March 23, 2012, the Company also appointed Mr. Wang Wen Yan as the CFO, effective on April 15, 2012. During the interim, Mr. Wang will be preparing the first quarter financial report of the Company as well participating in the day to day operation.

Mr. Wang, 32 years old, was previously the financial controller and CFO of the Company. Mr. Wang had been with the Company since May 2005 and left on March 17, 2011. He worked in a real estate development company for 4 years before joining the Company. He graduated from Shanghai University with a Bachelor’s degree in accounting and has a Master’s degree at the Shanghai University of Finance and Economics.

Family Relationships

No family relationships exist between any of the directors or executive officers of the Company with Mr. Wang.

Certain Related Transactions and Relationships

Mr. Wang’s salary as CFO after April 15 will be approximately $42,851 for the year. The Company has not been party to any transaction with Mr. Wang any currently proposed transaction with Mr. Wang in which the Company was or will be a participant and where the amount involved exceeds $120,000, and in which Mr. Wang had or will have a direct or indirect material interest. Mr. Wang has no other reportable relationships with the Company or its affiliates.

Item 8.01 Other Events.

On March 27 , 2012, the Company issued a press release (the “Press Release”) announcing Mr. Liu’s resignation and appointment of Ms. Wang and Mr. Wang, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description of Exhibits

99.1	Press Release dated March 27, 2012, titled Sunrise Real Estate Group, Inc. Announces Resignation and appointment of CFO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2012

SUNRISE REAL ESTATE GROUP, INC.

By:	/s/ Lin Chi Jung
Name: Lin Chi-Jung
President and Chief Executive Officer